UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2004

LEFT RIGHT MARKETING TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	0-9047	02-0314487
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

6600 Amelia Earhart Court
Las Vegas, Nevada	89119
(Address of Principal Executive Office)	(Zip Code)

(702) 260-9305

(Registrant's Executive Office Telephone Number)

Explanatory Note: ** *THIS AMENDMENT IS BEING FILED TO AMEND ITEM 4 OF THE FORM 8-K ORIGINALLY FILED ON MAY 6, 2004, TO STATE CFO ADVANTAGE, INC. WAS DISMISSED AS THE REGISTRANT'S INDEPENDENT ACCOUNTANT.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Registrant has appointed Beadle, McBride, Evans & Reeves, LLP, as the Registrant's independent accountants for the year ending December 31, 2004. This is a change in accountants recommended by the Registrant's Executive Management and approved by Registrant's Board of Directors. Beadle, McBride, Evans & Reeves, LLP was engaged by the Registrant on April 23, 2004. During the most recent two fiscal years and during the portion of 2004 preceding the Board's decision, neither the Company nor anyone engaged on its behalf has consulted with Beadle, McBride, Evans & Reeves, LLP regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). However, Richard M. "Mick" Hall, CEO and president of the Registrant, did consult with Beadle, McBride, Evans & Reeves, LLP on the personal tax consequences of the CRAZYGRAZER merger.

The audit reports issued by CFO Advantage, Inc. with respect to the Registrant's financial statements for December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for CFO Advantage, Inc.'s, issuance of going concern opinions on the financial statements for the fiscal year ending December 31, 2003. From October 2003 through April 20, 2004, when CFO Advantage, Inc. was dismissed as the Registrant's independent accountant, there were no disagreements between the Registrant and CFO Advantage, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CFO Advantage, Inc., would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by CFO Advantage, Inc., as the independent accountants of Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

16 Letter from CFO Advantage, Inc. regarding change is certifying accountant.

______

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT RIGHT MARKETING TECHNOLOGY, INC.

By:/s/ Richard M. "Mick" Hall

Richard M. "Mick" Hall, President

Date: May 14, 2004